Dec. 22. 2022

VIA FEDEX

VStock Transfer, LLC
18 Lafayette Place
Woodmere, NY 11598

Re: Share Cancellation

VStock Transfer,

You are hereby authorized and directed to cancel on your books **990,000 Series B** shares of **FOMO Worldwide, Inc. PKA FOMO CORP** common stock issued to **Mitchell J. Schwartz** as evidenced by the certificate numbers below. Please return the shares represented by such certificates to **FOMO Worldwide, INC.** unissued status effective as of **Dec. 22, 2022** These certificates are enclosed hereto for cancellation.

Mitchell J. Schwartz	Book Entry	990,000 Series B

Should you have any questions, please contact Mitchell Schwartz at [redacted]

Very truly yours,

Mitchell J. Schwartz

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